EXHIBIT 10.6

AMENDMENT #1 TO EXCHANGE AGREEMENT

THIS AMENDMENT #1 to the Exchange Agreement (as defined below) (the “Amendment”) is entered into as of October 18, 2022, by and between GUIDED THERAPEUTICS, INC., a Delaware corporation (the “Company”), and Auctus Fund, LLC, a Delaware limited liability company (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain exchange agreement originally entered into by the Parties on September 1, 2022 (as amended from time to time, the “Exchange Agreement”); and

B. The Parties desire to amend the Exchange Agreement as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Notwithstanding anything in the Exchange Agreement to the contrary, the effective date with respect to the issuance of the Securities (as defined in the Exchange Agreement) shall be October 11, 2022.

2. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Exchange Agreement. Except as specifically modified hereby, all of the provisions of the Exchange Agreement, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

GUIDED THERAPEUTICS, INC.		Auctus Fund, LLC

By:	/s/ Gene S. Cartwright	By:	/s/ Lou Posner
Name:	Gene S. Cartwright	Name:	Lou Posner
Title:	Chief Executive Officer	Title:	Managing Director

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